Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement on Form S-3 No. 333-199130 of Energy Transfer Partners, L.P.
(2) Registration Statement on Form S-3 No. 333-199131 of Energy Transfer Partners, L.P.
(3) Registration Statement on Form S-3 No. 333-202507 of Energy Transfer Partners, L.P.
(4) Registration Statement on Form S-3 No. 333-208161 of Energy Transfer Partners, L.P.
(5) Registration Statement on Form S-4 No. 333-161706 of Energy Transfer Partners, L.P.
(6) Registration Statement on Form S-8 No. 333-146338 of Energy Transfer Partners, L.P.
(7) Registration Statement on Form S-8 No. 333-159878 of Energy Transfer Partners, L.P.
(8) Registration Statement on Form S-8 No. 333-200849 of Energy Transfer Partners, L.P.
(9) Registration Statement on Form S-8 No. 333-203823 of Energy Transfer Partners, L.P.

of our report dated February 28, 2015 (except for Note 2, as to which the date is April 30, 2015), with respect to the consolidated financial statements of Susser Holdings Corporation (not presented separately herein), included in this Annual Report (Form 10-K) of Energy Transfer Partners, L.P. for the year ended December 31, 2015.
/s/Ernst & Young LLP
Houston, Texas
February 25, 2016